EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Novellus Systems, Ltd.                                                  Nippon Novellus Systems, K.K.
Unit 1EB, Bishops Weald House,                                          KSP Bldg., R&D C-10F,
Albion Way,                                                             3-2-1 Sakado, Takatsu-Ku, Kawasaki-shi
Horsham, West Sussex                                                    Kanagawa-ken 213-0012, Japan
RH12 1AH, England                                                       T 81.44.850.0088
T 44.1403.265550                                                        F 81.44.850.1625
F 44.1403.266554

Novellus Systems, BV                                                    Novellus Systems Korea
148 Dillenburgstraat 5B                                                 2F, DaeWoo Building
5652 AM Eindhoven                                                       9-3 SuNae-Dong, BunDang-Ku,
The Netherlands                                                         SungNam City
T 31.40.2918010                                                         Kyungki-Do, 463-020, Korea
F 31.40.2573590                                                         T 82.31.738.1114
                                                                        F 82.31.714.9921

Novellus Systems GmbH                                                   Novellus Systems Taiwan
Moritzburger Weg 67, Entrance E 1st Floor                               9F, No. 6, Lane 99
01109 Dresden,                                                          Pu-Ting Road
Germany                                                                 Hsinchu City, Taiwan 30801 R.O.C.
T 49.351.8838.3200                                                      T 886.3.5730550
F 49.351.8838.3299                                                      F 886.3.5730553

Novellus Systems Ireland, Ltd.                                          Novellus Systems Semiconductor
IR41-10,                                                                Equipment Shanghai Co., Ltd.
Collinstown Industrial Park,                                            603-611 No. 300
Leixlip                                                                 Tian-Lin Bldg., Tian-Lin Road
Co. Kildare., Ireland                                                   Shanghai, 200233, China
T 353.1.606.5247                                                        T 86.21.64853889
F 353.1.606.5180                                                        F 86.21.64851282

Novellus Systems Israel, Ltd.                                           Novellus Singapore Pte. Ltd.
2  Tzoran St. (LC2-3S)                                                  101 Thomson Road
The New Industrial Zone                                                 #24-03/05 United Square
Qiryat-Gat, 82109                                                       Singapore 307591
T  972.7.666.2743                                                       T  65.353.9288
F  972.7.666.6677                                                       F  65.353.6833

Novellus Systems SARL                                                   Novellus Systems Beijing
Parc de la Julienne, Bat. D, 1 er etage,                                5009/5010, China Textile Building
91830 Le Coudray   Montceaux                                            19 Jianquomennei Avenue
France                                                                  Beijing, China 100005
T 33.1.64.93.7070                                                       T  86.10.65285178
F 33.1.64.93.8787                                                       F  86.10.65285298

Novellus Malaysia                                                       Novellus Systems International, Inc.
Suite B3-1 Ground Floor                                                 Novellus Systems Export, Inc.
Kulim Hi-Tech Park,                                                     4000 N. First St.
09000 Kulim                                                             San Jose,  CA  95134
Kedah Darul Amam                                                        T 408.943.9700
T 604.403.3368                                                          F 408.943.3422
F 604.403.3378

GaSonics International Corporation
404 E.Plumeria Dr.
San Jose, CA  95134-1912
T 408.570.7400
F 408.570.7612

GaSonics owns the following subsidiaries:

GaSonics World Trade, Inc.                                              GaSonics International France Societe a
404 E.Plumeria Dr.                                                      Responsabilite Limitee
San Jose, CA  95134-1912                                                3 rue Jacques Prevert
T 408.570.7400                                                          94880 NOISEAU  France
F 408.570.7612                                                          T 33.1.45.90.10.98
                                                                        F 33.1.45.90.15.41

GaSonics International Japan, Kabushiki Kaisha                          GaSonics International Ireland, Ltd.
KSP Bldg., R&D C-10F,                                                   Barton House
3-2-1 Sakado, Takatsu-Ku, Kawasaki-shi                                  191 Whitehouse Road
Kanagawa-ken 213-0012, Japan                                            Edinburgh, EH4 6BU
T 81.44.850.0088                                                        Scotland, UK
F 81.44.850.1625                                                        T 44.131.317.2800
                                                                        F 44.131.339.9899

GaSonics International Korea Corporation                                GaSonics International Israel, Ltd.
2F, DaeWoo Building                                                     2 Pekeris Street
9-3 SuNae-Dong, BunDang-Ku,                                             Tamar Industrial Park
SungNam-City                                                            Rehovot    76702
Kyungki-Do, 463-020, Korea                                              Israel
T 82.31.738.1114                                                        T 972.8.948.4666
F 82.31.714.9921                                                        F 972.8.948.4660

GaSonics International Europe, Ltd.                                     GaSonics International Germany GmbH
Barton House                                                            Postfach 1109
191 Whitehouse Road                                                     86938 Schondorf
Edinburgh, EH4 6BU                                                      Germany
Scotland, UK                                                            T 49.8192.999969
T 44.131.317.2800                                                       F 49.8192.999954
F 44.131.339.9899